RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	Fax: 856.356.4600	Bradley S. Vizi
Pennsauken, NJ 08109	info@rcmt.com	Executive Chairman
	www.rcmt.com	Kevin D. Miller
Chief Financial Officer

P R E S S   R E L E A S E

RCM TECHNOLOGIES, INC. ANNOUNCES
FOURTH QUARTER AND FULL YEAR 2020 RESULTS

Pennsauken, NJ – April 1, 2021 -- RCM Technologies, Inc. (NasdaqGM: RCMT), a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced engineering, specialty health care and information technology services, today announced financial results for the fourteen and fifty-three week periods ended January 2, 2021.

RCM Technologies reported revenue of $41.2 million for the fourteen week period ended January 2, 2021 (the current period), a 15.2% decrease as compared to $48.6 million for the thirteen week period ended December 28, 2019 (the comparable prior year period). Gross profit was $10.7 million for the current period, a 15.5% decrease as compared to $12.7 million for the comparable prior year period.  The Company experienced a GAAP operating loss of $1.9 million for the current period, as compared to GAAP operating income of $2.0 million for the comparable prior year period.  The Company experienced a GAAP net loss of $1.7 million, or $0.15 per diluted share, for the current period as compared to GAAP net income of $1.0 million, or $0.08 per diluted share, for the comparable prior year period.

RCM Technologies reported revenue of $150.4 million for the fifty-three week period ended January 2, 2021 (the current period), a 21.3% decrease as compared to $191.1 million for the fifty-two week period ended December 28, 2019 (the comparable prior year period). Gross profit was $38.9 million for the current period, a 20.0% decrease as compared to $48.6 million for the comparable prior year period.  The Company experienced a GAAP operating loss of $11.0 million for the current period, as compared to GAAP operating income of $6.6 million for the comparable prior year period.  The Company experienced a GAAP net loss of $8.9 million, or $0.73 per diluted share, for the current period as compared to GAAP net income of $4.1 million, or $0.31 per diluted share, for the comparable prior year period.

Bradley Vizi, Executive Chairman of RCM Technologies, commented, “We are pleased with the quarterly trajectory of our adjusted EBITDA. After realizing just under $1 million in adjusted EBITDA in the fourth quarter of fiscal 2020, we expect to build on this progress and grow adjusted EBITDA sequentially in the first two quarters of fiscal 2021. After our school clients return from summer vacation in the fall of 2021, when we expect most schools to be in person, we believe our fourth quarter will reflect continued strength.”

Kevin Miller, Chief Financial Officer of RCM Technologies, commented, “We ended 2020 by generating $1.5 million in cash from operations while sequentially growing revenue by $9.6 million. Our line of credit in 2020 decreased by $22.9 million, or 66%, from $34.8 million at the end of 2019 to $11.9 million at the end of 2020. We look forward to improved operating results in 2021.”

Conference Call
On Friday, April 2, 2021, RCM Technologies will host a conference call to discuss these results. The call will begin at 10:30 a.m. Eastern Time.  The dial-in number is (866) 578-1005.

About RCM
RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services.  RCM is an innovative leader in the delivery of these solutions to commercial and government sectors.  RCM is also a provider of specialty healthcare services to major health care institutions and educational facilities. RCM’s offices are located in major metropolitan centers throughout North America and Serbia.  Additional information can be found at www.rcmt.com.

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements.  These statements often include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “plan,” “seek,” “could,” “can,” “should,” “are confident” or similar expressions.  In addition, statements that are not historical should also be considered forward-looking statements. These statements are based on assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances.  Forward-looking statements include, but are not limited to, those relating to the impact of the COVID-19 pandemic, demand for the Company’s services, expectations regarding our future revenues and other financial results, our pipeline and potential project wins and our expectations for growth in our business. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements.  Risk, uncertainties and other factors may emerge from time to time that could cause the Company’s actual results to differ from those indicated by the forward-looking statements. Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this release as a result of new information or future events or developments, except as may be required by law.

Tables to Follow

RCM Technologies, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
 (In Thousands, Except Per Share Amounts)

	Fourteen Week Period Ended January 2, 2021	Thirteen Week Period Ended December 28, 2019
Revenue	$41,163	$48,550
Cost of services	30,474	35,893
Gross profit	10,689	12,657
Selling, general and administrative	9,714	10,225
Depreciation and amortization of property and equipment	272	317
Amortization of acquired intangible assets	81	80
Impairment of right of use assets and related costs	2,231	-
Tax credit professional fees	240	47
Operating (loss) income	(1,849)	1,988
Other expense, net	(212)	(470)
(Loss) income before income taxes	(2,061)	1,518
Income tax (benefit) expense	(373)	509
Net (loss) income	($1,688)	$1,009

Diluted net (loss) earnings per share data	($0.15)	$0.07

	Fifty-Three Week Period Ended January 2, 2021	Fifty-Two Week Period Ended December 28, 2019
Revenue	$150,409	$191,100
Cost of services	111,554	142,508
Gross profit	38,855	48,592
Selling, general and administrative	37,551	40,390
Depreciation and amortization of property and equipment	1,065	1,261
Amortization of acquired intangible assets	321	327
Write-off of receivables and professional fees incurred related to arbitration	8,397	-
Impairment of right of use assets and related costs	2,231	-
Tax credit professional fees	240	47
Operating (loss) income	(10,950)	6,567
Other expense, net	(1,107)	(1,745)
(Loss) income before income taxes	(12,057)	4,822
Income tax (benefit) expense	(3,188)	764
Net (loss) income	($8,869)	$4,058

Diluted net (loss) earnings per share data	($0.73)	$0.31

RCM Technologies, Inc.
Summary Consolidated Selected Balance Sheet Data
 (In Thousands)

	January 2, 2021	December 28, 2019
	(Unaudited)
Cash and cash equivalents	$734	$1,847
Accounts receivable, net	$36,007	$59,760
Total current assets	$43,934	$70,657
Total assets	$68,339	$96,173
Total current liabilities	$28,741	$21,408
Borrowing under line of credit	$11,890	$34,761
Net debt (line of credit less cash)	$11,156	$32,914
Total liabilities	$46,101	$63,770
Stockholders’ equity	$22,238	$32,403

RCM Technologies, Inc.
Supplemental Operating Results on a Non-GAAP Basis
(Unaudited)
(In Thousands)

The following non-GAAP data, which adjusts for the categories of expenses described below, is a non-GAAP financial measure.  Our management believes that this non-GAAP financial measure is useful information for investors, shareholders and other stakeholders of our Company in gauging our results of operations on an ongoing basis.  We believe that EBITDA and Adjusted EBITDA are performance measures and have provided a reconciliation between net income and EBITDA and Adjusted EBITDA.  Neither EBITDA nor Adjusted EBITDA should be considered as an alternative to net income as an indicator of performance.  In addition, neither EBITDA nor Adjusted EBITDA takes into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.  We do not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP.  These non-GAAP measures should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The following unaudited table presents the Company's GAAP net income measure and the corresponding adjustments used to calculate “EBITDA” and “Adjusted EBITDA” for the fourteen and fifty-three week periods ended January 2, 2021 and the thirteen and fifty-two week periods ended December 28, 2019.

	Fourteen Week Period Ended January 2, 2021	Thirteen Week Period Ended December 28, 2019	Fifty-Three Week Period Ended January 2, 2021	Fifty-Two Week Period Ended December 28, 2019
GAAP net (loss) income	($1,688)	$1,009	($8,869)	$4,058
Income tax (benefit) expense	(373)	509	(3,188)	764
Interest expense	128	419	778	1,695
Change in fair value of contingent consideration	37	21	145	61
Depreciation of property and equipment	272	317	1,065	1,261
Amortization of acquired intangible assets	81	80	321	327
EBITDA (non-GAAP)	($1,543)	$2,355	($9,748)	$8,166

Adjustments
Write-off of receivables and professional fees incurred related to arbitration	-	-	8,397	-
Impairment of right of use assets and related costs	2,231	-	2,231	-
Tax credit professional fees	240	47	240	47
Gain (loss) on foreign currency transactions	47	30	184	(11)
Adjusted EBITDA (non-GAAP)	$975	$2,432	$1,304	$8,202

RCM Technologies, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In Thousands)

	Fourteen Week Period Ended January 2, 2021	Thirteen Week Period Ended December 28, 2019
Net (loss) income	($1,688)	$1,009
Adjustments to reconcile net income to cash used in operating activities	2,776	1,945
Changes in operating assets and liabilities:
Accounts receivable	(2,944)	(2,442)
Prepaid expenses and other current assets	(2,432)	(1,128)
Net of transit accounts receivable and payable	1,701	(1,216)
Accounts payable and accrued expenses	131	281
Accrued payroll and related costs	3,732	644
Right of use assets	(810)	471
Right of use liabilities	787	(480)
Income taxes payable	210	8
Total adjustments	3,151	(1,917)
Cash provided by (used in) operating activities	1,463	(908)

Net cash used in investing activities	(59)	(67)
Net cash (used in) provided by financing activities	(1,441)	2,467
Effect of exchange rate changes	14	(38)
(Decrease) increase in cash and cash equivalents	($23)	$1,454

	Fifty-Three Week Period Ended January 2, 2021	Fifty-Two Week Period Ended December 28, 2019
Net (loss) income	($8,869)	$4,058
Adjustments to reconcile net income to cash used in operating activities	9,069	3,881
Changes in operating assets and liabilities:
Accounts receivable	15,947	(7,626)
Prepaid expenses and other current assets	(162)	(645)
Net of transit accounts receivable and payable	2,757	(293)
Accounts payable and accrued expenses	1,639	(3,085)
Accrued payroll and related costs	4,557	(1,342)
Right of use assets	1,490	(5,820)
Right of use liabilities	(1,529)	6,056
Income taxes payable	304	38
Total adjustments	34,072	(8,836)
Cash provided by (used in) operating activities	25,203	(4,778)

Net cash used in investing activities	(419)	(363)
Net cash (used in) provided by financing activities	(25,632)	6,627
Effect of exchange rate changes	(265)	(121)
(Decrease) increase in cash and cash equivalents	($1,113)	$1,365

RCM Technologies, Inc.
Summary of Selected Income Statement Data
(Unaudited)
(In Thousands)

	Fourteen Week Period Ended January 2, 2021
	Engineering	Specialty Health Care	Information Technology	Consolidated

Revenue	$14,427	$18,585	$8,151	$41,163
Cost of services	10,554	14,079	5,841	30,474
Gross profit	$3,873	$4,506	$2,310	$10,689
Gross profit margin	26.8%	24.2%	28.3%	26.0%

	Thirteen Week Period Ended December 28, 2019
	Engineering	Specialty Health Care	Information Technology	Consolidated

Revenue	$15,095	$25,043	$8,412	$48,550
Cost of services	10,729	19,069	6,095	35,893
Gross profit	$4,366	$5,974	$2,317	$12,657
Gross profit margin	28.9%	23.9%	27.5%	26.1%

	Fifty-Three Week Period Ended January 2, 2021
	Engineering	Specialty Health Care	Information Technology	Consolidated

Revenue	$57,715	$60,481	$32,213	$150,409
Cost of services	41,227	47,116	23,211	111,554
Gross profit	$16,488	$13,365	$9,002	$38,855
Gross profit margin	28.6%	22.1%	28.0%	25.8%

	Fifty-Two Week Period Ended December 28, 2019
	Engineering	Specialty Health Care	Information Technology	Consolidated

Revenue	$67,873	$89,348	$33,879	$191,100
Cost of services	49,395	68,464	24,649	142,508
Gross profit	$18,478	$20,884	$9,230	$48,592
Gross profit margin	27.2%	23.4%	27.2%	25.4%